Exhibit 5

                           Florida Progress Corporation
                                One Progress Plaza
                             St. Petersburg, FL  33701
                                  (813) 824-6508

Kenneth E. Armstrong
Vice President, General Counsel
and Secretary

                                  August 29, 1994


Florida Power Corporation
3201 34th Street South
St. Petersburg, Florida 33711

     Re:  Issuance and Sale of First Mortgage Bonds.

Ladies and Gentlemen:

     As Vice President, General Counsel and Secretary of Florida Progress Corporation ("Florida Progress"), I have acted as counsel to Florida Power Corporation (the "Company") in connection with the proposed issuance and sale of up to $250,000,000 aggregate principal amount of the Company's First Mortgage Bonds (the "New Bonds") in one or more series, and the registration of the New Bonds under the Securities Act of 1933, as amended. The New Bonds will be issued under the Indenture dated as of January 1, 1944 between the Company and First Chicago Trust Company of New York, as Trustee, as amended and supplemented by thirty-eight supplemental indentures and as to be further amended and supplemented by one or more supplemental indentures creating one or more series of New Bonds (the "Supplemental Indentures"). The Indenture, as amended and supplemented to date, and as supplemented by the Supplemental Indentures, is hereinafter referred to as the "Mortgage."

     As your counsel, I and attorneys under my supervision in the legal department of Florida Progress have participated in the preparation of a Registration Statement on Form S-3 relating to the New Bonds (the "Registration Statement") that the Company intends to file with the Securities and Exchange Commission on or about August 29, 1994. In connection therewith, I have examined the Registration Statement, including all exhibits thereto, the Company's Amended Articles of Incorporation and Bylaws as amended to date, the resolutions adopted by the Company's Board of Directors on October 21, 1993 relating to the New Bonds (the "Resolutions"), Order No. PSC-93-1757-FOF-EI of the Florida Public Service Commission that authorizes the Company to issue additional securities during 1994 and such other documents as I have deemed necessary for the purpose of rendering this opinion.

     The opinions expressed below are based on the following assumptions:

     (a) The issuance and sale of the New Bonds will be carried out (i) on the basis set forth in the Registration Statement, (ii) in conformity with the Resolutions; (iii) in conformity with the appropriate authorizations, consents or exemptions under the securities or "blue sky" laws of the various States of the United States, and (iv) in conformity with the appropriate authorizations, consents or orders under the laws, rules and regulations of the Florida Public Service Commission;

     (b)  The Registration Statement will become effective;

     (c) The Company's Board of Directors, or an appropriate Committee of the Board of Directors, will have approved the terms and conditions of each series of the New Bonds, including but not limited to the maturity dates, interest rates, redemption provisions and other terms thereof, and will have authorized the issuance and sale of each series of New Bonds in accordance with the provisions of the Mortgage and the Resolutions;

     (d) Each series of New Bonds will be duly executed and delivered by the proper officers of the Company and duly authenticated by the Trustee as provided in the Mortgage and the Resolutions;

     (e) Supplemental Indentures creating each series of New Bonds, aggregating in principal amount not more than $250,000,000, (i) will have been qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended, (ii) will have been duly completed, executed and delivered by the proper officers of the Company, (iii) will have been duly executed by the Trustee, and (iv) will be duly recorded; and

     (f) The Company will have prepared and filed with the Securities and Exchange Commission a prospectus supplement with respect to each series of New Bonds containing the terms of that series, and each series of New Bonds will have been sold and delivered to the underwriters, dealers, agents or other purchasers thereof against payment therefor as contemplated by the applicable prospectus supplement.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. Florida Power Corporation is a corporation duly organized and existing under the laws of the State of Florida.

     2. The New Bonds, when properly authenticated and delivered against payment therefor in accordance with the foregoing assumptions, will be legally issued, valid and binding obligations of the Company.

     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the headings "Legal Matters" and "Experts" therein.

                                        Very truly yours,

                                        /s/ Kenneth E. Armstrong

                                        Kenneth E. Armstrong
                                        Vice President, General Counsel
                                        and Secretary

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